MODIFICATION AGREEMENT, DATED THIS 22nd DAY OF JULY 1997, AMENDING AND
      MODIFYING A CERTAIN LEASE, DATED THE 1st OF JULY 1992, BETWEEN AUSTIN MALL ASSOCIATES, HAVING AN OFFICE AT 71-25 AUSTIN STREET, FOREST HILLS, NEW YORK, AS LANDLORD, AND ROOM PLUS FURNITURE OF FOREST HILLS, INC., AS TENANT, HAVING AN OFFICE AT 91 MICHIGAN AVENUE, PATERSON, NEW JERSEY 07503, LOCATED IN THE GROUND FLOOR STORE IN THE BUILDING KNOWN AS 70-09 AUSTIN STREET, FOREST HILLS, NEW YORK.

     Agreement made this 22nd day of July 1997, between Austin Mall Associates, LLC, having an office at 71-25 Austin Street, Forest Hills, NY, as Landlord, and Room Plus Furniture of Forest Hills, Inc., as Tenant, having a store at 91 Michigan Avenue, Paterson, New Jersey 07503.

                               W I T N E S S E T H

     WHEREAS, the Landlord, by Lease dated the 1st day of July 1992, leased to the Tenant the demised premises consisting of store space in the building described in the aforementioned lease, and

     WHEREAS, the parties desire to continue the Lease on all the same terms and conditions as stated therein and as modified, except as herein modified and stated following:

     NOW, THEREFORE, in consideration of mutual covenants herein and in the said above-mentioned Lease, the parties do hereby agree:

     1. The term of the Lease shall be extended for five years. The Lease will now expire on February 28, 2003.

     2. The annual rent payable for March 1st 1998 through February 28th 2003 shall be as follows:

                A. The Fixed Annual Rent payable per annum under this Lease Modification shall be payable in monthly installments, on the first day of each month as follows:

                For the period commencing from March 1st 1998 until the first anniversary date of this Lease Extension, the Fixed Annual Rent shall be payable at the rate of $91,819.40 per annum and shall, for each succeeding lease year thereafter until the expiration or earlier termination of the Lease Extension be payable at the annual rate payable for the next preceding year plus an amount obtainable by multiplying the Fixed Annual Rent For the next preceding year by the Annual C.P.I. increase.

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


           Definitions:

           Price Index:

           The Consumer Price Index for all Urban Consumers (presently denominated "CPI-U"), All Items, New York, NY - Northeastern NJ, published by the Bureau of Labor Statistics of the United Sates Department of Labor or its successor. If at any time said Consumer Price Index is no longer issued, then the term "Price Index" shall mean an index selected by the parties hereto comparable to said Consumer Price Index.


           Annual C.P.I. Increase:

           Annual C.P.I. Percentage by which the Price Index for the lease year in question exceeds the Price Index of the next preceding lease year.

           Lease Year:

           The twelve (12) month period commencing with the Commencement Date of this Lease Extension and each twelve (12) month period thereafter.

           Example:

           For example, if the C.P.I. index increases 5% from March 1st 1998 through February 28th 1999, then the Annual Rent for March 1st 1999 through February 29th 2000 shall be $91,819.40 x 105% = $96,410.37.
           If the C.P.I. Index then increases between March 1st 1999 and February 29th 2000 by 3% then the rent for the period March 1st 2000 through February 28th 2001 shall be $96,410.37 x 103% = $99,302.68.

     3. In the event the Tenant is not in default of this lease, then 1/2 of the base rent for March 1998 and 1/2 of the base rent for February 1999 shall be abated.

     4. If Tenant shall keep, observe and perform all of the terms, covenants and conditions of this Lease on Tenant's part to be kept, observed and performed, Tenant shall have the right to extend this Lease for a period of 5 years commencing at the termination of this Lease from March 1st 2003 through February 29th 2008 provided Tenant shall notify Landlord in writing by certified or registered mail, return receipt requested, not less than 1 (one) year prior to the expiration of the then existing term hereof that Tenant desires such extension, provided, further, that said Lease as extended shall be upon the same terms, conditions and covenants as are contained herein, except as to the duration of the term hereof and the amount of annual rental, and upon expiration of such

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

           extension period, there shall be no further option or extension. The annual rental for said extension period shall continue to increase annually based on the C.P.I. Formula in paragraph 2 hereinabove with Annual C.P.I. Increase for each year during the extension period.

     5. Paragraph 61 of the lease is hereby modified by removing the figure $20,633.33 from the paragraph and putting $3,000 in its place. It is the intention of the parties that the Tenant will have a $3,000 credit only towards the last month rent under the lease.

     6. Tenant has informed Landlord that the name of the company has changed to Rooms Plus, Inc.

      All the other terms and conditions of the Lease dated July 1, 1992 shall remain in full force and effort during the extension period.

      IN WITNESS WHEREOF, the parties hereto have HEREOF, their respective corporate and authorized signatures to be hereunto affixed the day and year first above written, namely as of the 19th day of August, 1997.


WITNESS FOR OWNER                AUSTIN MALL ASSOCIATES, LLC


                                 By: /s/ Joel Mandel
-----------------                    -------------------
                                     JOEL MANDEL



WITNESS FOR TENANT               ROOMS PLUS, INC.



/s/ Mary M. Martin               By: /s/ Marc Zucker
------------------                   ---------------
                                     MARC ZUCKER
                                     Chairman

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